Exhibit 4.1

FIFTH SUPPLEMENTAL INDENTURE

THIS FIFTH SUPPLEMENTAL INDENTURE (this “Supplemental Indenture”), dated as of November 24, 2015 (the “Effective Date”), is by and among EXCO Resources, Inc., a Texas corporation (the “Company”), the Subsidiary Guarantors (as defined in the Indenture below) from time to time party hereto, and Wilmington Trust Company, a Delaware trust company, as trustee (the “Trustee”).

W I T N E S S E T H

WHEREAS, the Company has previously issued 7.500% senior notes due 2018 in the original aggregate principal amount of $750 million (the “2018 Debt Securities”) under the Indenture, dated as of September 15, 2010 (the “Base Indenture”), by and among the Company, the Subsidiary Guarantors from time to time party thereto, and Trustee, as supplemented by that certain First Supplemental Indenture, dated as of September 15, 2010 (the “First Supplemental Indenture”), as supplemented by that certain Second Supplemental Indenture, dated as of February 12, 2013 (the “Second Supplemental Indenture”), and as supplemented by that certain Fourth Supplemental Indenture, dated as of May 12, 2014 (the “Fourth Supplemental Indenture,” and collectively with the Base Indenture, the First Supplemental Indenture and the Second Supplemental Indenture, the “Indenture”);

WHEREAS, under Section 8.03 of the First Supplemental Indenture, the Company, the Guarantors and the Trustee may amend the First Supplemental Indenture as it relates to the 2018 Debt Securities with the consent of the Holders of at least a majority in aggregate principal amount of the then outstanding 2018 Debt Securities voting as a single class;

WHEREAS, as of the Effective Date, there were approximately $199 million in aggregate principal amount of 2018 Debt Securities outstanding;

WHEREAS, Holders of at least a majority in aggregate principal amount of the 2018 Debt Securities outstanding, voting as a class, have consented to the amendments set forth herein in connection with that certain Consent Solicitation Statement of EXCO Resources, Inc. regarding Solicitation of Consents Relating to the 7.500% Senior Notes due 2018 provided to Holders on November 10, 2015 (the “Consent Solicitation Statement”);

WHEREAS, this Supplemental Indenture is authorized by Section 8.03 of the First Supplemental Indenture;

WHEREAS, the Company has furnished the Trustee with an Officer’s Certificate, a resolution of its Board of Directors, and an Opinion of Counsel complying with the requirements of Section 1.02 of the Base Indenture and Section 8.07 of the First Supplemental Indenture; and

WHEREAS, all things necessary to make this Supplemental Indenture a valid agreement of the Company, the Subsidiary Guarantors and the Trustee and a valid amendment to the Indenture have been done.

NOW, THEREFORE, for and in consideration of the foregoing premises, it is mutually covenanted and agreed for the equal and proportionate benefit of all Holders of the Notes, as follows:

SECTION 1. Capitalized Terms. Initially capitalized terms used herein without definition shall have the meanings assigned to them in the Indenture.

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SECTION 2. Amendments to Indenture.

2.01 The definition of “Credit Facilities” set forth in Section 2.02 of the First Supplemental Indenture, respectively, is hereby amended in its entirety to read as follows in the First Supplemental Indenture:

“Credit Facilities” means with respect to the Company or any Restricted Subsidiary, one or more debt facilities (including the Credit Agreement) or other financing arrangements (including commercial paper facilities, notes or indentures) providing for revolving credit loans, term loans, notes, production payments, receivables financing (including through the sale of receivables to such lenders or to special purpose entities formed to borrow from such lenders against such receivables), letters of credit, capital markets financings or other long-term indebtedness, in each case, as amended, restated, modified, renewed, refunded, replaced or refinanced in whole or in part from time to time.

2.02 Section 4.05(b)(1) of the First Supplemental Indenture is hereby amended in its entirety to read as follows in the First Supplemental Indenture:

“(1) Indebtedness Incurred by the Company and the Subsidiary Guarantors pursuant to any Credit Facility; provided, however, that, immediately after giving effect to any such Incurrence, the aggregate principal amount of all Indebtedness Incurred under this clause (b)(1) and then outstanding does not exceed an amount equal to the greater of (A) $1.2 billion and (B) 75% of ACNTA as of the date of such Incurrence;”

SECTION 3. Effectiveness. Subject to the following sentence, this Supplemental Indenture shall become effective on the Effective Date, and the Indenture and the 2018 Debt Securities shall be supplemented in accordance herewith. Notwithstanding the foregoing, the amendments to the Indenture provided for in Section 1 hereof shall become operative only upon the payment of the aggregate Consent Fee (as defined in the Consent Solicitation Statement) in accordance with the Consent Solicitation Statement.

SECTION 4. Ratification of Indenture; Supplemental Indenture Part of Indenture. Except as expressly amended hereby, the Indenture is in all respects ratified and confirmed and all the terms, conditions and provisions thereof shall remain in full force and effect. This Supplemental Indenture shall form a part of the Indenture for all purposes, and every holder of 2018 Debt Securities heretofore or hereafter authenticated and delivered shall be bound hereby.

SECTION 5. GOVERNING LAW. THIS SUPPLEMENTAL INDENTURE SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE INTERNAL LAWS OF THE STATE OF NEW YORK WITHOUT GIVING EFFECT TO APPLICABLE PRINCIPLES OF CONFLICT OF LAWS TO THE EXTENT THAT THE APPLICATION OF THE LAWS OF ANOTHER JURISDICTION WOULD BE REQUIRED THEREBY.

SECTION 6. Counterparts. The parties may sign any number of copies of this Supplemental Indenture. Each signed copy shall be an original, but all of them together shall represent the same agreement.

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SECTION 7. Effect of Headings. The section headings herein are for convenience only and shall not affect the construction or interpretation of the provisions hereof.

SECTION 8. The Trustee. The Trustee shall not be responsible in any manner whatsoever for or in respect of the validity or sufficiency of this Supplemental Indenture or for or in respect of the recitals contained herein, all of which recitals are made solely by the Company and the Guarantors.

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Signature pages follow.]

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IN WITNESS WHEREOF, the parties below have caused this Fifth Supplemental Indenture to be duly executed as the date first written above.

ISSUER:

EXCO RESOURCES, INC.

By:	/s/ William L Boeing
William L. Boeing
Vice President, General Counsel and Secretary

GUARANTORS:

EXCO SERVICES, INC.

By:	/s/ William L Boeing
William L. Boeing
Vice President, General Counsel and Secretary

EXCO PARTNERS GP, LLC

By:	/s/ William L Boeing
William L. Boeing
Vice President, General Counsel and Secretary

EXCO GP PARTNERS OLD, LP

By:	EXCO PARTNERS GP, LLC,
its General Partner

By:	/s/ William L Boeing
William L. Boeing
Vice President, General Counsel and Secretary

Signature Page to

Fifth Supplemental Indenture

EXCO PARTNERS OLP GP, LLC

By:	/s/ William L Boeing
William L. Boeing
Vice President, General Counsel and Secretary

EXCO OPERATING COMPANY, LP

By:	EXCO PARTNERS OLP GP, LL, its general partner

By:	/s/ William L Boeing
William L. Boeing
Vice President, General Counsel and Secretary

EXCO MIDCONTINENT MLP, LLC

By:	/s/ William L Boeing
William L. Boeing
Vice President, General Counsel and Secretary

EXCO HOLDING (PA), INC.

By:	/s/ William L Boeing
William L. Boeing
Vice President, General Counsel and Secretary

Signature Page to

Fifth Supplemental Indenture

EXCO PRODUCTION COMPANY (PA), LLC

By:	/s/ William L Boeing
William L. Boeing
Vice President, General Counsel and Secretary

EXCO PRODUCTION COMPANY (WV), LLC

By:	/s/ William L Boeing
William L. Boeing
Vice President, General Counsel and Secretary

EXCO RESOURCES (XA), LLC

By:	/s/ William L Boeing
William L. Boeing
Vice President, General Counsel and Secretary

EXCO LAND COMPANY, LLC

By:	/s/ William L Boeing
William L. Boeing
Vice President, General Counsel and Secretary

Signature Page to

Fifth Supplemental Indenture

EXCO HOLDING MLP, INC.

By:	/s/ William L Boeing
William L. Boeing
Vice President, General Counsel and Secretary

Signature Page to

Fifth Supplemental Indenture

WILMINGTON TRUST COMPANY, as Trustee

By:	/s/ W. Thomas Morris II
W. Thomas Morris II
Vice President

Signature Page to

Fifth Supplemental Indenture